VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
                         ITEM 77(O) 10F-3 TRANSACTIONS
                        MAY 1, 2008 -- OCTOBER 31, 2008


                                                                Amount of        % of
                                      Offering      Total        Shares        Offering     % of Funds
   Security    Purchase/    Size of   Price of    Amount of     Purchased      Purchased       Total                     Purchased
   Purchased   Trade Date  Offering    Shares      Offering      by Fund        by Fund       Assets       Brokers         From
   ---------   ----------  --------   --------    ---------     ---------      ---------    -----------  -----------     ---------
 Massachusetts  05/23/08       -       $101.67   $47,025,000   $1,000,000        0.77%         1.64%     Morgan          Citigroup
  Health and                                                                                             Stanley,
  Educational                                                                                            Citigroup,
  Facilities                                                                                             Merrill
   Authority                                                                                             Lynch & Co.